EXHIBIT 10.3

SECOND AMENDMENT TO LOAN AGREEMENT

            This Second Amendment to Loan Agreement is effective the 15th day of May, 2013, between American Bank, N.A. ("Lender"), and TOR Minerals International, Inc., ("Borrower") and amends that prior Loan Agreement between the parties dated December 30, 2010 (the "Agreement"), as previously amended on February 15, 2012.

            Paragraph 1.03 of Section One is amended to hereafter read as follows:

            1.03 Interest Rate on Line of Credit. All amounts advanced hereunder on the line of credit loan shall bear interest, prior to maturity from the date advanced until repaid, at a variable rate which is to be determined from time to time and which is equal to one percent (1%) per annum above the Wall Street Journal Price Rate as such prime rate changes from time to time, not to ever be less than 4.5% per annum, nor to exceed the legal maximum that may be paid by Borrower, and as otherwise set forth in the said form of Revolving Credit Promissory Note. Matured principal and accrued interest shall bear interest until paid at the rate set forth in said Note, as amended.

            The three subparagraphs identified below in paragraph 5.04 of Section Five are amended to hereafter read as follows:

            a.              Quarterly Financial Statement for Borrower.  Borrower shall furnish to Lender within 30 days after the end of each fiscal quarter, a balance sheet and income statement as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Lender, such quarterly financial statements being prepared according to GAAP.

            d.              Accounts Receivable Reports.  Within fifteen (15) days following the end of any month in which any funds are advanced on the line of credit, Borrower shall furnish to Lender a listing of all trade accounts receivable from U.S. operations with ageing, such listings to be as of the close of business at the end of such calendar month.  Such listings shall include customer name, address, invoice number, date of invoice and amount owing thereon. Borrower additionally shall provide a borrowing base compliance report outlining the information required by paragraph 3.01 above.  Such report shall be signed by the Chief Financial Officer of Borrower.

            g.         Compliance Certificate.  Borrower shall furnish a certificate signed by its Chief Financial Officer within 30 days after the end of each fiscal quarter, stating that Borrower is in full compliance with all of its obligations under this Agreement and any and all other loan documents relating to the Loans and Notes, and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Agreement. The certificate of compliance shall accompany the quarterly financial reports.

            Except as amended hereby, all other provisions of the Loan Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and confirmed.

            EXECUTED in multiple originals the date first set forth above.

THIS WRITTEN LOAN AGREEMENT AND THE PROMISSORY NOTES, SECURITY AGREEMENTS, GUARANTY AGREEMENTS AND OTHER LOAN DOCUMENTS EXECUTED BY THE PARTIES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER: TOR MINERALS INTERNATIONAL, INC		LENDER: AMERICAN BANK, N.A.

By:	BARBARA RUSSELL	By:	PHILLIP J. RITLEY
	Barbara Russell Chief Financial Officer		Phillip J. Ritley Senior Lending Officer

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